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                                  EXHIBIT 99.1

For Immediate Release

CONTACT:                                           MEDIA CONTACT:
James B. Dale, Chief Financial Officer             Jerry Daly or Carol McCune
847-228-5401, x361                                 703-435-6293
jimdale@arlingtonhospitality.com                   jerry@dalygray.com

           ARLINGTON HOSPITALITY, INC. OUTLINES HOTEL DISPOSITION PLAN

   SUCCESSFUL COMPLETION EXPECTED TO GENERATE $11.5-$14.7 MILLION IN NET CASH,

                     $5.8 MILLION NON-CASH IMPAIRMENT CHARGE

      ARLINGTON HEIGHTS, Ill., July 15, 2003 -- Arlington Hospitality, Inc. (Nasdaq/NM: HOST) today provided details of its previously announced strategic plan (the Plan) to sell approximately 25 to 30 hotel properties over the next two years. Arlington Hospitality, a hotel development and management company, is the nation's largest franchisee of AmeriHost Inn hotels. The company currently owns and operates 62 AmeriHost Inn hotels, as well as nine hotels under other franchise flags. Cendant Corporation (NYSE: CD) is the franchisor of the AmeriHost Inn brand. The properties to be sold include 20 to 25 AmeriHost Inns and six non-AmeriHost hotels that are wholly owned or in which the company has an ownership interest, and are in addition to five properties currently under contract, and five hotels sold in the last six months.

      The sale of the hotels is an integral part of a focused strategy to shift Arlington Hospitality's business model and to enhance shareholder value through the following:

      - paying down debt and unlocking equity to be redeployed into higher return activities, primarily through the development of 80- to 90-room AmeriHost Inn hotels in larger markets;

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      -     increasing operating cash flow;

      - accelerating the generation and realization of sales and royalty-sharing fees related to the company's agreements with Cendant Corporation; and

      -     reducing fixed overhead costs.

      Upon successful completion of the sale of the properties in the Plan and the properties already under contract, the company expects to own or lease 30 to 35 AmeriHost Inn hotels and two non-AmeriHost Inn hotels, excluding any new hotels developed by the company.

      "The properties we have earmarked for sale are high-quality, attractive assets," said Jerry H. Herman, president and chief executive officer. "The AmeriHost brand has a proven record of success, even in this challenging operating environment. Despite the recent downtrend in the hotel industry, during 2002 and the first quarter of 2003 our AmeriHost Inn RevPAR growth has outperformed the midscale without food and beverage segment, as reported by Smith Travel Research, an industry analyst.

      "We are selling these hotels to redeploy our assets into activities that will earn higher returns, such as hotel development for third parties and joint ventures. The implementation of this hotel disposition strategy is an integral part of the company's new business plan," he continued.

      "By following our plan and reducing our portfolio, through the sales of the hotels already under contract and those we intend to sell as part of the Plan, we expect to reduce our debt by more than 50 percent and free up capital, enabling us to ramp up our development activity,

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primarily through joint ventures. By 2005 we would like our joint venture development activity to grow to an annual pace of 10 to 15 joint venture hotels. As we begin to accelerate our development program, our focus will shift to building larger AmeriHost Inn hotels in larger markets, which we believe will generate larger returns and larger Cendant fees. We also believe that expanding to larger markets will help us achieve greater visibility and higher AmeriHost Inn brand awareness, which, in turn, will benefit Arlington and other AmeriHost Inn property owners.

      In accordance with Statement of Financial Accounting Standard (SFAS) No. 144, "Accounting for Long-Lived Assets," the company anticipates recording an approximate $5.8 million pre-tax, non-cash impairment charge in the second quarter of 2003, related to certain of the non-strategic hotels targeted for sale. However, the company expects to record a total book gain, net of the non-cash impairment charge, from all other hotels presently under contract and those slated to be sold, ranging from $1.3 million to $4.5 million, pre-tax, with actual gains reported as of the date the sale transactions close for each of the hotels. The company anticipates reporting discontinued operations in accordance with SFAS No. 144 for all of the non-core, non-AmeriHost Inn hotels marketed for sale.

      "We expect that the sale of the hotels under contract and those Arlington intends to sell as part of the Plan will generate net cash of $11.5 million to $14.7 million after retirement of mortgage debt secured by the individual properties," said Jim Dale, chief financial officer. In addition, Arlington believes that the sales will improve operating cash flow by approximately $1.6 million, pre-tax, annually.

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      The company intends to report the revenue and profit/loss from the sale of hotels, as well as the reduction of debt, on its financial statements as of the date the sale transactions close for each of the hotels. Company officials noted that there is no assurance that these sales will be consummated as anticipated. Any forecasted amounts from these sales could differ from the final amounts included in the company's quarterly and annual financial statements when issued. Furthermore, the forecasted amounts do not represent guidance on, or forecasts of, the results of the company's entire consolidated operations, which are reported on a quarterly basis.

HOTELS TO BE SOLD IN TWO GROUPS

      Dale noted that Arlington plans to sell the 20 to 25 hotels in two groups, or tranches. "We expect to sell the first tranche of approximately one-half of the hotels within nine to 12 months, followed by a second tranche of the remaining properties." The proposed sales under the Plan are in addition to scheduled sales of five hotels for which contracts already have been signed.

      The national hotel brokerage firm of Thompson Calhoun Fair (TCF) has been engaged to market most of the hotels Arlington intends to sell as part of the Plan. Based in Atlanta, TCF specializes in the mid-tier segment and has sold more than 300 hotels in more than 35 states with an aggregate value in excess of $3 billion. Information on the hotels for sale and on TCF can be found on the Internet at www.tcfhotels.com, or by calling Mark Fair at 404-995-8970.

RECENT SALES AND SALES/DEVELOPMENT PIPELINE

      This year through June 30, 2003, Arlington has completed the sale of three wholly owned AmeriHost Inn hotels, resulting in net revenues of $9.0 million, net book gain of $1.7 million

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and a reduction in debt of $5.6 million. In addition, the company facilitated the sale of one AmeriHost Inn hotel owned by a joint venture and one non-AmeriHost Inn hotel owned by a joint venture. The company also has five additional hotels under contract to sell.

      Year to date, the company has opened three wholly owned hotels and one joint-ventured property and also has several additional hotel projects under development.

ABOUT ARLINGTON HOSPITALITY, INC.

      Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels, primarily under the AmeriHost Inn brand. Currently, Arlington Hospitality, Inc. owns or manages 71 properties in 17 states, including 62 AmeriHost Inn hotels, for a total of 5,224 rooms, with additional AmeriHost Inn & Suites hotel under development. The AmeriHost Inn brand is a mid-market, limited service hotel brand with approximately 100 properties located in 20 states.

      This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements including, without limitation, risks relating to the development and operation of hotels, the timing, consummation and final terms of hotel sales, the availability of capital to finance growth, geopolitical events, competition and the historical cyclicality of the lodging industry. All forward-looking statements included in this press release are based on information available at the time of the release, and Arlington Hospitality assumes no obligation to update any forward-looking statement.

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